EXECUTION COPY

Exhibit 10.32

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (this “Agreement”) is entered into as of March 12, 2007 (the “Effective Date”), by and among Sprint Nextel Corporation, a Kansas corporation, Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo, L.P., a Delaware limited partnership, Sprint Communications Company L.P., a Delaware limited partnership, APC PCS, LLC, a Delaware limited liability company, PhillieCo, L.P. a Delaware limited partnership (the “Sprint Parties”), and Shenandoah Personal Communications Company, a Virginia corporation (“Shentel”), and Shenandoah Telecommunications Company, a Virginia corporation, (together with Shentel, the “Shentel Parties” and together with the Sprint Parties collectively, the “Parties”). Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the “Schedule of Definitions” to the Management Agreement (as defined herein).

WHEREAS, Shentel entered into a Management Agreement, a Services Agreement and two Trademark and Service Mark License Agreements with certain of the Sprint Parties, dated and effective as of November 5, 1999, and a Forbearance Agreement between the Sprint Parties and Shentel, dated August 9, 2005 (each agreement, together with all addenda and amendments, being the “Management Agreement,” the “Services Agreement,” two “Trademark and Service Mark License Agreements” and the “Forbearance Agreement” and collectively, the “Sprint Agreements”); and

WHEREAS, without admitting there is a legitimate basis for any such claims, the Parties desire to resolve and release claims specified in this Agreement, whether known or unknown, that any Party might have against any of the other Parties that arose on or before the Effective Date under or with respect to the Sprint Agreements, including certain claims that arise out of any actual or claimed actions or inactions of any Party on or before the Effective Date under or with respect to the Sprint Agreements, except as provided in this Agreement. The Parties have agreed to take the actions set forth in this Agreement to avoid the expense and delay inherent in further negotiations and possible litigation concerning their business relationship.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.        Addendum. Certain of the Parties will execute and deliver an Addendum VII to the Management Agreement in the form attached to this Agreement as Exhibit A (the “Addendum”) contemporaneously with the Parties’ execution and delivery of this Agreement.

2.	General Releases.

(a)          Sprint Release of the Shentel Parties. Except as provided in Section 3, each of the Sprint Parties releases and forever discharges the Shentel Parties and their respective officers, directors, shareholders, partners, members, subsidiaries, affiliates, predecessors, successors, employees, agents and representatives (the “Shentel Released Parties”) from all liabilities, claims, demands, suits, judgments, attorneys’ fees, damages, injuries, causes of action, and losses of any kind, known or unknown, fixed or contingent, whether at law or at equity that any of the Sprint Parties ever had, now has, may assert or may in the future claim to have against any of the Shentel Released Parties by reason of any act, failure to act, cause or matter occurring or existing on or before the Effective Date, concerning or related to the Sprint Agreements (“Sprint’s Claims”). For avoidance of doubt but not for purposes of limitation, this provision releases and forever discharges each of the Shentel Released Parties of and from any and all liabilities, claims, demands, suits, judgments, attorneys’ fees, damages, injuries, causes of action, and losses of any kind, known or unknown, fixed or contingent, whether at law or at equity that any of the Sprint Parties ever had, now has, may assert or may in the future claim to have against any of the Shentel Released Parties concerning or related to the Sprint Agreements or the Sprint Nextel Merger (as defined in Exhibit B) with respect to any of the matters set forth on Exhibit B to this Agreement, and waives any and all rights that any of the Sprint Parties may have with respect to those matters (“Sprint’s Specific Claims”).

(b)          Shentel Release of the Sprint Parties. Except as provided in Section 3, each of the Shentel Parties releases and forever discharges the Sprint Parties and their respective officers, directors, shareholders, partners, members, subsidiaries, affiliates, predecessors, successors, employees, agents and representatives (the “Sprint Released Parties”) from all liabilities, claims, demands, suits, judgments, attorneys’ fees, damages, injuries, causes of action, and losses of any kind, known or unknown, fixed or contingent, whether at law or equity that any of the Shentel Parties ever had, now has, may assert or may in the future claim to have against any of the Sprint Released Parties by reason of any act, failure to act, cause or matter occurring or existing on or before the Effective Date concerning or related to the Sprint Agreements (“Shentel’s Claims” and together with Sprint’s Claims, the “Claims”). For avoidance of doubt but not for purposes of limitation, this provision releases and forever discharges each of the Sprint Released Parties of and from any and all liabilities, claims, demands, suits, judgments, attorneys’ fees, damages, injuries, causes of action, and losses of any kind, known or unknown, fixed or contingent, whether at law or at equity that any of the Shentel Parties ever had, now has, may assert or may in the future claim to have against any of the Sprint Released Parties concerning or related to the Sprint Agreements or the Sprint Nextel Merger with respect to any of the matters set forth on Exhibit B to this Agreement, and waives any and all rights that any of the Shentel Parties may have with respect to those matters (“Shentel’s Specific Claims” and together with Sprint’s Specific Claims, the “Specific Claims”).

(c)          Complete Release. Except as provided in Sections 3 and 11(a), this Agreement constitutes the complete compromise, settlement, accord and satisfaction of all of the Claims with no reservation of any rights or claims, whether stated or implied.

3.	Exceptions to Released Claims.

(a)          Settlements Activity. Neither Party is releasing its right to claims (including its right to dispute amounts) related to:

(i)           third-party invoices or other charges for which the Sprint Parties have not received invoices, which will be billed in the normal course of business, provided no such invoices or other charges will be for services or costs incurred prior to three (3) calendar months prior to execution; and

(ii)          any costs or fees that have accrued or are otherwise due and owing and which have been properly invoiced as of December 31, 2006 or will be properly invoiced in accordance with normal practices for the period prior to December 31, 2006 from the Shentel Parties to the Sprint Parties or any Sprint PCS Related Party or from the Sprint Parties to the Shentel Parties or any Related Party of the Shentel Parties under Article 10 or Section 17.20 of the Management Agreement or Article 3 or Section 9.17 of the Services Agreement.

(b)          Future Claims. Nothing in this Agreement constitutes a release by any Party of claims arising after the Effective Date, including without limitation future claims arising under the Management Agreement after giving effect to the Addendum.

(c)          Indemnification. This Agreement does not modify, waive or release the parties’ rights and responsibilities under Section 13 of the Management Agreement with respect to indemnification for claims brought by third parties arising prior to the Effective Date.

4.            Representations and Warranties. Each of the Parties represents and warrants to the other Parties that:

(a)          it has not commenced any action or proceeding against any other Party concerning any of the Claims or Specific Claims, before any agency or other governmental authority, at law, in equity, in arbitration, or otherwise;

(b)          it has the full right, power and authority to enter into this Agreement, and to perform according to the terms of this Agreement;

(c)          the Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(d)          neither the execution, delivery and performance of this Agreement, nor the consummation by the Party of the transactions contemplated by this Agreement, will conflict with, violate or result in a breach of:

(i)           any law, regulation, order, writ, injunction, decree, determination or award of any governmental authority or any arbitrator, applicable to the Party, or

(ii)          any of the terms, conditions or provisions of the certificate of limited partnership or certificate or articles of incorporation or bylaws (or other governing documents) of the Party, or

(iii)	any material agreement of the Party, or

(iv)         any material instrument to which the Party is or may be bound or to which any of its material properties or assets is subject;

(e)          it has obtained all necessary consents and approvals required to enter into this Agreement;

(f)           there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Party, threatened against or affecting the Party or any of its properties, assets or businesses in any court or before or by any governmental agency that could, if adversely determined, reasonably be expected to have a material adverse effect on the Party’s ability to perform its obligations under this Agreement and the Addendum;

(g)          it has negotiated the terms of this Agreement, and this Agreement is the result of arms-length negotiations between the Parties and their respective attorneys; and

(h)          it has not assigned or otherwise transferred any interest in any of the Claims or Specific Claims.

5.            Covenant Not To Sue or Assist Third Parties. Except for claims for indemnification and contribution described in Section 3(c), no Party will (a) commence or in any manner seek relief against another Party through any suit or proceeding arising, based upon, or relating to any of the Claims or Specific Claims, or (b) voluntarily become a party to any suit or proceeding arising from or in connection with an attempt by or on behalf of any third party to enforce or collect an amount based on a Claim or Specific Claim. Nor will any Party assist the efforts of any third party attempting to enforce or collect an amount based on a Claim or Specific Claim, unless required to do so by a court of competent jurisdiction.

6.            Contract. The Parties understand that the terms in this Agreement are binding contractual commitments and not mere recitals, and that the Parties are not relying upon any statement or representation made by any Party released, any such Party’s agents or attorneys, or any other person, concerning the nature, extent or duration of any injuries or damages, or concerning any other thing or matter, but are relying solely and exclusively upon the express terms of this Agreement and their own knowledge, belief and judgment.

7.            Expenses. The Parties will pay their own expenses and attorneys’ fees incurred in connection with the negotiation and execution of this Agreement and the Addendum.

8.            Additional Facts. The Parties are aware that they may discover claims or facts in addition to or different from those they now know or believe to be true with respect to Claims and Specific Claims. Nevertheless, except as set forth in Section 3 of this Agreement, it is the intention of the Parties to fully, finally and forever settle and release all such claims, including claims for damages and losses that are presently unknown or unanticipated. In furtherance of this intention, the releases given in this Agreement are and will remain in effect as full and complete mutual releases of Claims and Specific Claims, except as set forth in Section 3 of this Agreement, notwithstanding the discovery or existence of any additional or different facts relative to them. Each Party assumes the risk of any mistake in executing this Agreement and furnishing the releases set forth in this Agreement. Without limiting the generality of the previous sentences in this Section 8, each Party waives and relinquishes any right or benefit that such Party has or may have under any provision of statutory or non-statutory law that may provide that a release does not extend to claims that a person does not know or suspect to exist at the time of execution of the release that, if known, would or may have materially affected the decision to give the release.

9.            Termination of Forbearance Agreement. The Parties hereby agree that the Forbearance Agreement shall be terminated in all respects as of the Effective Date.

10.         Waivers. No waiver by a Party of any breach of or default under this Agreement will be deemed to be a waiver of any other breach or default of any kind or nature of this Agreement. No acceptance of payment or performance by a Party after any such breach or default will be deemed to be a waiver of any breach or default of this Agreement, whether or not such Party knows of such breach or default at the time it accepts such payment or performance. No failure or delay on the part of a Party to exercise any right it may have will prevent the exercise of that right by that Party at any time the other Party continues to be in default, and no such failure or delay will operate as a waiver of any default.

11.	Enforcement of Agreement; Injunctive Relief.

(a)          The releases given in this Agreement do not include a release of any liabilities, claims, damages, injuries or losses that may arise under this Agreement.

(b)          Each Party waives, to the fullest extent permitted by law, the right to trial by jury in any legal proceeding arising out of or relating to the enforcement of this Agreement.

(c)          The prevailing Party will be entitled to recover from the opposing Party its expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claim, action or lawsuit brought to enforce this Agreement.

12.          Assignment. No Party may assign any of its rights under this Agreement or delegate its duties under it to any person or entity not a Party unless it obtains the prior written consent of the other Parties to this Agreement, which consent may be withheld at such other Party’s absolute discretion.

13.          Limitation on Rights of Others. Nothing in this Agreement, whether express or implied, will be construed to give any person other than the Parties any legal or equitable right, remedy or claim under or in respect of this Agreement.

14.	Other Provisions.

(a)          Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by and construed under Virginia law, without giving effect to any choice of law or conflict of law rules or provisions (whether of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Virginia.

(b)	Jurisdiction.

(i)           Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the sole and exclusive jurisdiction of any state or federal court of the Commonwealth of Virginia and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating to this Agreement. Each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Virginia court. With respect to such suit, action or proceeding, each Party irrevocably waives, to the fullest extent permitted by law, the right to object that such court does not have jurisdiction over such party.

(ii)          Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any state or federal court in the State of Kansas. Each Party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Party.

(iii)        Each Party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement, provided that such service will be deemed to have been given only when actually received by such party. Nothing in this Agreement will affect the right of a Party to serve process in another manner permitted by law.

(c)	Notices.

(i)           Any notice, demand or communication required or permitted to be given by any provision of this Agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, charges prepaid or sent by facsimile (with acknowledgement received), and addressed as described below, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties. All notices and other communications given to a party in accordance with the provisions of this Agreement will be deemed to have been given when received.

(ii)	For all entities comprising the Sprint Parties:
Sprint PCS
KSOPHF0402-4B101
6200 Sprint Parkway
Overland Park, KS 66251
Telecopier: 913-523-2759
Attention: Vice President – Wireless Alliances Group

with a copy to:

Sprint Law Department
KSOPHT0101-Z2020
6391 Sprint Parkway
Overland Park, KS 66251
Telecopier: 913-523-9823
Email: john.w.chapman@mail.sprint.com

(iii)	For Shentel:

Shenandoah Personal Communications Company

500 Shentel Way

Post Office Box 459

Edinburg, Virginia 22824-0459

Telecopier: (540) 984-8192

Attention: Mr. Christopher E. French

Mr. Jonathan Spencer

(d)          Entire Agreement; Binding Effect. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter it covers and supersedes all prior agreements, negotiations, representations and discussions between the Parties with respect to the subject matter it covers. This Agreement is binding on and inures to the benefit of the Parties and their respective successors and assigns.

(e)          Construction. The Parties participated in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, the Parties intend that (i) this Agreement be construed as if they had drafted it together, and (ii) no presumption or burden of proof arises favoring or disfavoring any Party by virtue of its role in drafting any provision of this Agreement. All pronouns and any variations of pronouns used in this Agreement refer to the masculine, feminine or neuter, singular or plural as the identity of the person or persons require.

(f)           Severability. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and such illegality, invalidity or unenforceability will not affect the validity, legality or enforceability of the remainder of this Agreement.

(g)          Amendment. Any amendment to this Agreement must be in a written document signed by the Parties and must state the intent of the Parties to amend this Agreement.

(h)          No Admission of Liability. It is expressly understood and agreed that this Agreement is a compromise of disputed claims and that execution of, making of payments under, and performing of obligations under this Agreement are not to be construed as an admission of liability on the part of any Party.

(i)           Counterparts. This Agreement may be signed in counterpart or duplicate copy and by facsimile signature, and any signed counterpart, duplicate or facsimile copy is the equivalent to a signed original for all purposes.

(j)           Reliance Upon Legal Counsel. Each Party warrants and represents that each has relied upon its own legal counsel regarding the proper, complete, and agreed-upon consideration for, or the terms and provisions of, this Agreement, and that no statements or representations made by any other Party or any of its agents, employees, or legal counsel (other than as set forth in this Agreement) have influenced or induced it to execute this Agreement.

(k)          Officers Authorized To Execute The Agreement. The Sprint Parties and Shentel Parties each warrant that its undersigned corporate officers are fully authorized to execute this Agreement in the name and on behalf of such Party and to give the Releases and make the promises contained herein.

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Each Party has completely read the terms of this Agreement, fully understands them and voluntarily accepts them for the purpose of making full and final compromise, adjustment and settlement of all claims, disputed or otherwise, in accordance with the terms of this Agreement.

The Parties have executed this Agreement on the date first above written.

SPRINT NEXTEL CORPORATION By: /s/ Steven M. Nielsen Name: Steven M. Nielsen Title: Vice President

SPRINT SPECTRUM L.P. By: /s/ Steven M. Nielsen Name: Steven M. Nielsen Title: Vice President

WIRELESSCO, L.P. By: /s/ Steven M. Nielsen Name: Steven M. Nielsen Title: Vice President

APC PCS, LLC By: /s/ Steven M. Nielsen Name: Steven M. Nielsen Title: Vice President

PHILLIECO, L.P. By: /s/ Steven M. Nielsen Name: Steven M. Nielsen Title: Vice President

SPRINT COMMUNICATIONS COMPANY L.P. By: /s/ Steven M. Nielsen Name: Steven M. Nielsen Title: Vice President

SHENANDOAH PERSONAL COMMUNICATIONS COMPANY By: /s/ Christopher E. French Name: Christopher E. French Title: President

SHENANDOAH TELECOMMUNICATIONS COMPANY By: /s/ Christopher E. French Name: Christopher E. French Title: President